Exhibit 99.1

Joint Filing Agreement

May 8, 2017

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, Fengate Trident LP, Fengate Trident GP Inc., and Fengate Capital Management Inc., each hereby agree to the joint filing of this statement on Schedule 13D (including any and all amendments hereto). In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D. A copy of this Agreement shall be attached as an exhibit to the Statement on Schedule 13D filed on behalf of each of the parties hereto, to which this Agreement relates.

This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.

Fengate Trident LP

/s/ Heather Crawford
Heather Crawford
Secretary of Fengate Trident GP, the General Partner of Fengate Trident LP

Fengate Trident GP Inc.

/s/ Heather Crawford
Heather Crawford
Secretary

Fengate Capital Management Ltd.

/s/ Heather Crawford
Heather Crawford
Secretary